EXHIBIT 3.1

                             TRIARC COMPANIES, INC.

                                     BY-LAWS
                       (as amended through June 29, 2007)


                                    ARTICLE I

                                     Offices

          SECTION 1. Registered Office in Delaware. The registered office of the Corporation (as defined in Article IX below) in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

          SECTION 2. Executive Offices. The Corporation shall maintain an executive office in New York, New York, or such other location as the Board of Directors shall determine.

          SECTION 3. Other Offices. In addition to the registered office in the State of Delaware and the principal executive office, the Corporation may have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             Meeting of Stockholders

          SECTION 1. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with the Certificate of Incorporation (as defined in Article IX below) and these By-Laws shall be held on the date and at the time fixed from time to time within thirteen (13) months after the date of the preceding annual meeting by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the total number of directors determined from time to time by the Board of Directors pursuant to a resolution adopted pursuant to Section 3 of Article III of these By-Laws. The annual meeting of stockholders of the Corporation shall not be called or held otherwise than as provided in the Certificate of Incorporation or in these By-Laws.

          SECTION 2. Special Meeting. Special meetings of stockholders of the Corporation may be called only at the direction of the Chairman of the Board of Directors (the "Chairman"), the Vice-Chairman of the Board of Directors (the "Vice-Chairman"), the Chief Executive Officer, or by resolution adopted by a majority of the Board of Directors.

          SECTION 3. Place of Meeting. Annual and special meetings of stockholders of the Corporation shall be held at the registered office of the Corporation in the City of Wilmington, County of New Castle, State of Delaware, unless some other place within or without the State of Delaware shall have been fixed by a resolution adopted by the Board and designated in the notice of meeting.

          SECTION 4. Notice of Meetings. Notice of every meeting of stockholders of the Corporation, annual or special, stating the time, place, if any, and, for special meetings, in general terms, the purpose or purposes thereof, shall be given by the Chairman, the Vice-Chairman, the Chief Executive Officer or the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting. Notice of the time, place, if any, and purposes of any annual or special meeting of stockholders may be dispensed with if every stockholder entitled to notice of and to vote at such meeting shall attend, either in person or by proxy, or if every absent stockholder entitled to such notice and vote shall, in a writing or writings or by electronic transmission filed with the records of the meeting either before or after the holding thereof, waive such notice.


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          SECTION 5. Means of Giving  Notice.  A notice of any annual or special meeting of stockholders of the Corporation may be given either personally or by mail or other means of written communication, charges prepaid, addressed to the stockholder at such stockholder's address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. Notices given to stockholders may be given by electronic transmission in the manner provided by law.

          SECTION 6. Time of Notice. Any required notice of any meeting of stockholders of the Corporation shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

          SECTION 7. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) or less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 14 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          SECTION 8. List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder in the manner provided by law.

          The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

          SECTION 9. Quorum. At any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with the Certificate of Incorporation and these By-Laws and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors. The stockholders present at any duly organized meeting of stockholders may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum.

          SECTION 10. Adjournment. Any meeting of stockholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting by the chairman of the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

          SECTION 11. Organization. Subject to the Certificate of Incorporation, at every meeting of stockholders of the Corporation, the Chairman or, in the absence of the Chairman, the Vice-Chairman, or in the absence of both the Chairman and the Vice-Chairman, the Chief Executive Officer or, in the absence of all such persons, such individual as shall have been designated by the Chairman, or if the Chairman has not done so, then by the Vice-Chairman, or if theVice-Chairman has not done so, then by the Chief Executive Officer, or if such officer has not done so, by a resolution adopted by the affirmative vote of a majority of the Board of Directors, shall act as chairman of the meeting. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as secretary of the meeting and keep a record of the proceedings of the meeting.

          SECTION 12. Agenda and Rules of Order. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of any meeting of stockholders of the Corporation and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

          SECTION 13. Conduct of Business at Meetings. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in this Article II or in the Certificate of Incorporation, in order to be properly brought before the meeting, such business must have either been:

          (A) specified in the notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors; or

          (B) brought before the meeting at the direction of the Chairman, the Vice-Chairman, the Chief Executive Officer or the Board of Directors.

          SECTION 14. Stockholder Action by Consent. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of stockholders or by the consent in writing of such stockholders or any of them, which writing shall be filed with the minutes of proceedings of the stockholders. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be in writing for purposes of this section to the extent permitted by law.

                                   ARTICLE III

                               Board of Directors

          SECTION 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2. Qualification of Director. Each director shall be at least eighteen (18) years of age. Directors need not be stockholders of the Corporation.

          SECTION 3. Number of Directors. The Board of Directors shall consist of not fewer than seven (7) nor more than fifteen (15) individuals, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office.

          SECTION 4.  Election  and Term of Office.  The members of the Board of
Directors shall be elected by the stockholders at the annual meeting of stockholders and each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

          SECTION 5. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, retirement, disqualification or removal or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

          SECTION 6. Resignation of Directors. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, shall take effect at the time of its receipt by the Chairman, the Vice-Chairman, the Chief Executive Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

          SECTION 7. Removal of Directors. A duly elected director of the Corporation may be removed from such position, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.

          SECTION 8. Quorum of Directors. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, (i) a majority of the directors in office at the time of a duly assembled meeting shall constitute a quorum and be sufficient for the transaction of business, and (ii) any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

          SECTION 9. Place of Meeting. Subject to the provisions of Section 10 of this Article III, the Board of Directors may hold any meeting at such place or places within or without the State of Delaware as it may determine.

          SECTION 10. Organizational Meeting. After each annual meeting of stockholders of the Corporation, the Board of Directors shall meet immediately at the place where such meeting of stockholders was held for the purpose of organization, election of Executive Officers (as defined in Section 1 of Article
V), and the transaction of other business.

          SECTION 11. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as the Board of Directors shall from time to time determine.

          SECTION 12. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Vice-Chairman, the Chief Executive Officer, or any two directors, and any such meeting shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of meeting.

          SECTION 13. Notice of Meetings. Subject to the provisions of Section 10 of this Article III, notice of the place, day and hour of every meeting of the Board of Directors shall be given to each director by mailing written notice at least two (2) days before the meeting to his or her last known address or by delivering such notice either by personal delivery, by telegraph, by telephone or by any other lawful means (including electronic transmission) to each director at least twenty-four (24) hours before the meeting.

          SECTION 14. Organization. The Chairman or, in the absence of the Chairman, the Vice-Chairman, or in the absence of both the Chairman and Vice-Chairman, the Chief Executive Officer, shall call meetings of the Board of Directors to order and shall act as the chairman thereof. In the absence of the Chairman, the Vice-Chairman and the Chief Executive Officer, a majority of the directors present may elect as chairman of the meeting any director present. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as a secretary of the meeting and keep a record of the proceedings of the meeting.

          SECTION 15. Order of Business. Unless otherwise determined by the Board of Directors the order of business and rules of order at any meeting of the Board of Directors shall be determined by the chairman of the meeting.

          SECTION 16. Adjournment. Any meeting of the Board of Directors may be adjourned from time to time by a majority of the directors present, whether or not they shall constitute a quorum, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

          SECTION 17. Action by Board of Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          SECTION 18. Action by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.

          SECTION 19. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation as the Board of Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of the Board of Directors. Each director who shall serve as a member of any committee of the Board of Directors, in consideration of his or her serving as such, shall be entitled to such additional compensation as the Board of Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of such committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             Committees of Directors

          SECTION 1. Committees. The Board of Directors may appoint one or more committees, which may include as members directors only or directors and non-directors, as the Board of Directors may from time to time consider desirable, and such committees shall have such powers and duties as the Board of Directors shall determine and as shall be specified in the resolution of appointment; provided, however, that the powers and duties of any such committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors.

          SECTION 2. Committee Vacancies. Any member of a committee appointed pursuant to this Article IV shall serve at the pleasure of the Board of Directors, which Board shall have the power at any time to remove any member, with or without cause, and to fill vacancies in the membership of a committee. No committee appointed pursuant to this Article IV shall have the power to fill any vacancy in the membership of such committee. Any committee appointed pursuant to Section 1 of this Article IV shall exist at the pleasure of the Board of Directors, which Board shall have the power at any time to change the powers and duties of any such committee or to dissolve it.

          SECTION 3. Committee Meetings. Regular meetings of a committee appointed pursuant to this Article IV shall be held at such times and at such places within or without the State of Delaware as the Board of Directors or the committee shall from time to time determine, and no notice of such regular meetings shall be required. Special meetings of any committee may be called by the chairman of such committee or by the Chairman, the Vice-Chairman or the Chief Executive Officer, and shall be called by the Secretary of the Corporation on the written request of any member of such committee. Notice of a special meeting of any committee shall be given to each member thereof by mailing such notice at least forty-eight (48) hours, or by delivering such notice either by personal delivery, by telegraph, by telephone or by any other lawful means (including electronic transmission) at least eighteen (18) hours, before the meeting. It shall not be requisite for the validity of any meeting of any committee that notice thereof shall have been given to any committee member who is present at the meeting or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. Members of a committee constituting at least fifty percent (50%) of such committee shall constitute a quorum for the transaction of committee business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. A committee shall keep regular minutes of its meetings and all action taken or resolutions adopted shall be reported to the Board of Directors at the meeting of the Board next following such action.

                                    ARTICLE V

                                    Officers

          SECTION 1. Executive Officers. At the organizational meeting of the Board of Directors following the annual meeting of stockholders (the "Organizational Meeting"), the Board of Directors shall elect as executive officers of the Corporation a Chief Executive Officer, a Secretary and a Treasurer, and may elect as executive officers of the Corporation a President, a Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. All such executive officers elected by the Board of Directors are referred to in these By-Laws as "Executive Officers." The Board of Directors may from time to time appoint such other officers and agents of the Corporation as the interests of the Corporation may require and may fix their duties and terms of office. To the extent permitted by law, any number of offices may be held by the same person.

          SECTION 2. Other Officers. In addition to the Executive Officers elected by the Board of Directors pursuant to Section 1 of this Article V, the Chief Executive Officer may from time to time appoint such other officers of the Corporation, including, Vice Presidents, Assistant Vice Presidents, Staff Vice Presidents, Assistant Secretaries, Assistant Treasurers and Controllers, as the interests of the Corporation may require (the "Other Officers"); provided, however, that no Other Officer may be appointed to the office of President, Chief Operating Officer, Executive Vice President, Senior Vice President, Secretary or Treasurer. Each appointment of an Other Officer shall be in writing and shall set forth the duties of the Other Officer being appointed and, subject to Section 3 of this Article V, such officer's term of office.

          SECTION 3. Term of Office. Each Executive Officer shall hold office until the Organizational Meeting following the annual meeting of stockholders next succeeding such officer's election and until such officer's successor is elected and qualified, or until such officer's earlier death, resignation, retirement or removal. Each Other Officer shall hold office for a term to be decided by the Chief Executive Officer; provided, however, that no such term shall be for a period longer than the term of office of the appointing Chief Executive Officer.

          SECTION 4. Removal of Officers. Any Executive Officer or Other Officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any Other Officer may be removed from office at any time with or without cause by the Chief Executive Officer.

          SECTION 5. Vacancies. A vacancy in any Executive Office or Other Office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any Other Office arising from any cause may be filled for the unexpired portion of the term by the Chief Executive Officer.

          SECTION 6. Compensation of Officers. The salaries or compensation, if any, of the Executive Officers shall be fixed by the Board of Directors or the Compensation Committee of the Board of Directors (and/or any subcommittee thereof), if there be one. The salaries or compensation of the Other Officers and division officers, if there be any, may be fixed from time to time by the Board of Directors (or the Compensation Committee and/or any subcommittee thereof if there be one), or by the Chief Executive Officer.

          SECTION 7. Chairman of the Board. At the Organizational Meeting, the Board of Directors shall designate one member of the Board of Directors to serve as Chairman of the Board. The Chairman shall also serve as Chairman of the Executive Committee, if any. The Chairman shall preside at all meetings of stockholders of the Corporation and the Board of Directors at which the Chairman is present. The Chairman shall perform all duties as are properly required of him or her by the Board of Directors, and shall enjoy all other powers which are commonly incident to the position of Chairman, or are delegated to the Chairman from time to time by the Board of Directors or are or may at time be authorized or required by law.

          SECTION 8. Vice-Chairman of the Board. At the Organizational Meeting, the Board of Directors shall designate one member of the Board of Directors to serve as Vice-Chairman of the Board. The Vice-Chairman shall also serve as Vice-Chairman of the Executive Committee, if any. Subject to the Certificate of Incorporation, in the absence of the Chairman, the Vice-Chairman shall preside at all meetings of stockholders of the Corporation and the Board of Directors at which the Vice-Chairman is present. The Vice-Chairman shall perform all duties as are properly required of him or her by the Board of Directors, and shall enjoy all other powers which are commonly incident to the position of Vice-Chairman, or are delegated to the Vice-Chairman from time to time by the Board of Directors or are or may at time be authorized or required by law.

          SECTION 9. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation with power and authority, when acting in the ordinary course of business of the Corporation, in the name and on behalf of the Corporation and under its seal attested by the Secretary or an Assistant Secretary of the Corporation, or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidence of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chief Executive Officer, or are delegated to such officer from time to time by the Board of Directors or are or may at any time be authorized or required by law.

          SECTION 10. Chief Operating Officer. The Chief Operating Officer, if there be one, shall be responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors, the Chairman, the Vice-Chairman, and the Chief Executive Officer with power and authority, when acting in the ordinary course of business of the Corporation, in the name and on behalf of the Corporation and under its seal attested by the Secretary or an Assistant Secretary of the Corporation, or otherwise, to, (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause
(v) shall have an original maturity of more than one year. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chief Operating Officer or which are delegated to such officer by the Board of Directors, the Chairman, the Vice-Chairman or the Chief Executive Officer. In the absence of the Chief Executive Officer, the Chief Operating Officer shall perform all duties and may exercise all powers of the Chief Executive Officer.

          SECTION 11. President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents Elected by the Board. The President, Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents elected by the Board of Directors pursuant to Section 1 of this Article V, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman, the Vice-Chairman or the Chief Executive Officer.

          SECTION 12. Secretary. The Secretary shall record the proceedings of all meetings of stockholders of the Corporation and of the Board of Directors which such officer attends in a book or books to be kept for that purpose. Such officer shall attend to the giving and serving of all notices on behalf of the Corporation, shall have custody of the records and the seal of the Corporation and shall affix the seal to any instrument which requires the seal of the Corporation. Such officer shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman, the Vice-Chairman or the Chief Executive Officer.

          SECTION 13. Treasurer. The Treasurer shall have custody and control of all funds and securities of the Corporation, except as otherwise provided by the Board of Directors. Such officer shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books to be kept for that purpose, shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall render to the Chief Executive Officer, the Chief Operating Officer or the Board of Directors, whenever any of them may require it, an account of all such officer's transactions as Treasurer and an account of the financial condition of the Corporation. Such officer shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors or the Chief Executive Officer.

          SECTION 14. Powers and Duties of Other Officers. The Other Officers shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.


                                   ARTICLE VI

                                  Capital Stock

          SECTION 1. Certificates. Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the Chief Executive Officer, the Chief Operating Officer, the President, an Executive Vice President or a Senior Vice President, and by the
Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by such stockholder. Any or all of the signatures on the certificates may be a facsimile.

          In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, Transfer Agent or Registrar at the date of issue.

          All certificates of each class or series shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate shall certify the name of the Person owning the shares represented thereby, with the number of shares and the date of issue. The names and addresses of all Persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in the books of the Corporation kept for that purpose by the proper officers, agents or employees of the Corporation.

          The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Persons, whether or not it has actual or other notice thereof, except as provided by law.

          SECTION 2. Cancellation of Certificates. All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

          SECTION 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such Person's legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation and its Transfer Agent or Agents, Registrar or Registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and its Transfer Agent or Agents, Registrar or Registrars, and that the owner requesting such new certificate or certificates obtain a final order or decree of a court of competent jurisdiction as such owner's right to receive such new certificate or certificates.

          SECTION 4. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

          SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stocks, whose respective duties the Board of Directors may define from time to time. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by the Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

                                   ARTICLE VII

                       Contracts, Checks, Drafts, Proxies

                  SECTION 1. Execution of Contracts. The Board of Directors may authorize any Executive Officer or Other Officer, agent or employee of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no Executive Officer or Other Officer, agent or employee except the Chief Executive Officer, the Chief Operating Officer, the President, or any Executive Vice President or Senior Vice President shall have any power or authority to bind the Corporation by any contract or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          SECTION 2. Loans. Except as otherwise provided in these By-Laws, no loan shall be contracted in the name or on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, or on its behalf, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the Executive or Other Officer, agent or employee thereunto authorized may effect loans and advances at any time for the Corporation from any Person (including any bank, trust company or other institution) and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

          SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President or such other Executive Officer or Other Officer, agent, attorney, or employee of the Corporation as shall from time to time be determined by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

          SECTION 4. Proxies in Respect of Securities of Other Corporations. The Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President or Senior Vice President, and such other Executive Officers or Other Officers as are designated by the Chief Executive Officer or the Chief Operating Officers are authorized to vote by casting a ballot in person or by voting by proxy on behalf of the Corporation the shares owned by the Corporation of the stock or other securities in any other Corporation at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation.

                                  ARTICLE VIII

                                 Indemnification

          The Corporation shall, and by reason of the enactment of this By-Law hereby does, indemnify each and every individual (including his or her heirs, executors and assigns) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, Executive Officer or Other Officer of the Corporation, or, while a director, Executive Officer or Other Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter as "Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding, to the full extent that it has the power to do so under Delaware Law. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Certificate of Incorporation or under any agreement, contract of insurance, vote of stockholders or disinterested directors, or otherwise, or of the broader power of the Corporation to indemnify a director, Executive Officer, Other Officer, employee or agent of the Corporation as authorized by Delaware Law.

                                   ARTICLE IX

                                   Definitions

          For purposes of these By-Laws, the following terms shall have the meanings set forth below:

          "Certificate   of   Incorporation"   shall  mean  the  Certificate  of
Incorporation of the Corporation, as from time to time amended.

          "Corporation"  shall mean Triarc Companies,  Inc.

          "Delaware Law" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

          "Executive  Officers" shall have the meaning set forth in Section 1 of
Article V of these By-Laws.

          "Indemnitee" shall have the meaning set forth in Section 1 of Article VIII of these By-Laws.

          "Other  Officer"  shall  have the  meaning  set forth in  Section 2 of
Article  V  of  these  By-Laws.

          "Person"  shall  mean  any  individual,  firm,  corporation,   limited
liability company, partnership or other entity.

          "Proceeding" shall have the meaning set forth in Section 1 of Article VIII of these By-Laws.

          "Voting Shares" shall mean any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                    ARTICLE X

                                  Miscellaneous

          SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

          SECTION 2. Dividends and Reserves. The Board of Directors, from time to time, may determine whether any, and, if any, what part of the net profits of the Corporation, or of its net assets in excess of its capital, available therefor pursuant to law and the Certificate of Incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors, in its discretion, in lieu of declaring any such dividend, may use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

          SECTION 3. Seal. The corporate seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year and state of its incorporation.

          SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on the Sunday that is closest to December 31 of each year unless the Board of Directors shall determine otherwise.


                                   ARTICLE XI

                                   Amendments

          All By-laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new By-laws not inconsistent with Delaware law or any provision of the Certificate of Incorporation may be made by a vote of two-thirds of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.